PARTICIPATION AGREEMENT
                                      AMONG
                    SECURITY BENEFIT LIFE INSURANCE COMPANY,
                             VAN KAMPEN FUNDS, INC.,
                         VAN KAMPEN EQUITY INCOME FUND,
                            VAN KAMPEN COMSTOCK FUND,
                             VAN KAMPEN EQUITY TRUST
                                       AND
                        VAN KAMPEN ASSET MANAGEMENT INC.

         THIS AGREEMENT, dated as of the 1st day of July, 2001, by and among Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each an "Account"), Van Kampen Equity Income, Van Kampen Comstock Fund and Van Kampen Equity Trust on behalf of the Van Kampen Aggressive Growth Fund (each a "Fund" and collectively the "Funds"); Van Kampen Funds, Inc. ("Underwriter")., a Delaware corporation, and Van Kampen Asset Management Inc. (the "Adviser"), a Delaware corporation.

         WHEREAS, the Adviser, which serves as investment adviser to the Funds, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exhange Act of 1934, as amended, is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and serves as principal underwriter of the shares of the Funds;

         WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS, the Company intends to purchase shares in the Funds listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement on behalf of the Account to fund the aforesaid Contracts;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriter and the Adviser agree as follows:

ARTICLE I.  Sale of Fund Shares

         1.1. Subject to Article IX hereof, the Funds and the Underwriter agree to make available to the Company for purchase on behalf of the Account, shares of the Funds, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Funds (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Funds and the Underwriter may so provide, and (ii) the Boards of Trustees of the Funds (the "Boards") may suspend or terminate the offering of shares of any Fund or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Boards acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Fund.

         1.2. The Funds and the Underwriter shall redeem, at the Company's request, any full or fractional Fund shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, the Funds and the Underwriter may delay redemption of Fund shares to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

         1.3. Purchase and Redemption Procedures

                  (a) The Funds and the Underwriter hereby appoint the Company as an agent of the Funds for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Funds made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Fund calculates its net asset value (a "Business Day") pursuant to the rules of the Securities and Exchange Commission ("SEC"), by the Company as such limited agent of the Funds prior to the time that the Funds ordinarily calculate their net asset value as described from time to time in the Funds' prospectuses shall constitute receipt and acceptance by the Funds on that same Business Day, provided that the Funds receive notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

                  (b) The Company shall pay for shares of each Fund on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Fund shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Fund shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Funds effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Fund shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. Should a Fund need to extend settlement on a trade, the Fund shall promptly contact the Company to discuss the extension.

                  (c) Payment for Fund shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Funds in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

                  (d) Any purchase or redemption request for Fund shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Funds' prospectuses.

         1.4. The Funds and the Underwriter shall use their best efforts to make the net asset value per share available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for each such Fund is calculated, and shall calculate such net asset value in accordance with the Funds' prospectuses. If the Underwriter provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Underwriter, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Underwriter's expense. If a Contract owner has received cash in excess of what he/she is entitled, the Company will, when requested by the Funds, and to the extent practicable and permitted by law, debit or cause the debit of the Contract owner's account in the amount of such excess and repay it to the Funds. Upon request by the Funds or the Underwriter, the Company shall provide the Funds or the Underwriter with the name of the Contract owner and other relevant information concerning the Contract owner's account to assist the Funds in the collection from the Contract owner of any excess amount not repaid to the Funds.

         1.5. The Underwriter shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Fund shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the payment date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Fund shares in the form of additional shares of that Fund. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Underwriter shall notify the Company promptly of the number of Fund shares so issued as payment of such dividends and distributions.

         1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

         1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Funds' shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

                  (b) The Company shall not, without prior notice to the Adviser and Underwriter (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

                  (c) The Company shall not, without prior notice to the Adviser and Underwriter (unless otherwise required by applicable law), induce Contract owners to change or modify the Fundsor change the Funds' investment advisers.

                  (d) The Company shall not, without prior notice to the Funds, induce Contract owners to vote on any matter submitted for consideration by the shareholders of a Fund in a manner other than as recommended by its Board.

         1.8 The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  Representations and Warranties

         2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

         2.2. The Fund and the Underwriter represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance in all material respects with applicable state and federal securities laws and that the Funds are and shall remain registered under the 1940 Act. The Funds shall amend the registration statements for their shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

         2.3. The Funds represent that they are lawfully organized and validly existing under the laws of the State of Delaware and that they do and will comply in all material respects with the 1940 Act.

         2.4. The Adviser represents and warrants that it is registered as an investment adviser with the SEC.

         2.5. The Funds and the Adviser represent and warrant that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.6. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

         2.7. The Underwriter represents and warrants that it is registered as a broker/dealer with the SEC and is a member in good standing with the NASD.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

         3.1. The Funds shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information ("SAI"), supplements, proxy statements, and annual or semi-annual reports of each Fund (for distribution to Contract owners with value allocated to such Funds) as the Company may reasonably request to deliver to existing Contract owners. If requested by the Company in lieu thereof, the Funds shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company's website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Funds printed together in a single document or posted on the Company's web-site or printed individually by the Company if it so chooses. The expenses associated with printing and providing such documentation shall be as set forth in Article V.

         3.2. Each Fund's prospectus shall state that the current SAI for such Fund is available.

         3.3. The Funds shall provide the Company with information regarding the Funds' expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Funds, which consent shall not be unreasonably withheld.

         3.4. The Funds will pay or cause to be paid the expenses associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Funds, consistent with applicable provisions of the 1940 Act.

         3.5. When the Fund submits proposals to shareholders, the Company shall, so long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, follow one of the two procedures outlined below:

              (a) If the Company chooses to solicit Contract owners itself, it shall:

                           (i) solicit voting instructions from owners of or
                  participants in the Contract;

                           (ii) vote the Fund shares in accordance with
                  instructions received from owners of or participants in the Contract; and

                           (iii) vote Fund shares for which no instructions have
                  been received in the same proportion as Fund shares of such Fund for which instructions have been received.

                  (b) If the Company chooses to work with the Fund's proxy service provider, the Company shall provide a list of Contract owners with value allocated to a Designated Portfolio as of the record date to the Fund or its agent in order to facilitate the Fund's solicitation of voting instructions from Contract owners. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, as well as any shares held in its general account, in each case, to the extent permitted by law.

ARTICLE IV.  Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Funds, the Underwriter, the Adviser or their designee, each piece of sales literature or other promotional material that the Company develops and in which the Funds , the Underwriter or the Adviser are named. No such material shall be used until approved by the Funds, the Underwriter, the Adviser or their designee, and the Funds, the Underwriter and the Adviser will use their best efforts for them or their designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Funds, the Underwriter, the Adviser or their designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Funds, the Underwriter or the Adviser is named, and no such material shall be used if the Funds, the Advisor and the Underwriter or their designee so objects.

         4.2. The Company shall not give any information or make any representations or statements on behalf of the Funds or concerning the Funds, the Underwriter or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statements or prospectuses or SAIs for the Fund shares, as such registration statements and prospectuses or SAIs may be amended or supplemented from time to time, or in reports or proxy statements for the Funds, or in sales literature or other promotional material approved by the Funds, the Adviser, the Underwriter or their designee, except with the permission of the Funds, the Adviser, the Underwriter or their designee.

         4.3. The Funds or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that they develop and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

         4.4. Neither the Funds, the Adviser, nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented` from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

         4.5. The Funds will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Funds or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

         4.6. The Company will provide to the Funds at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall promptly provide to the Funds, the Underwriter and the Adviser any complaints received from the Contract owners pertaining to the Funds.

         4.7. The Funds will provide the Company with as much notice as is reasonably practicable of any proxy solicitation, and of any material change in the Funds' registration statementsor prospectuses for any Account. The Funds will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner..

         4.8. All sales materials of each party will comply in all material respects with the rules and regulations of the SEC and the NASD and will be filed with the SEC or the NASD as may be required by the rules and regulations of the SEC or NASD, respectively.

ARTICLE V.  Fees and Expenses

         5.1. The Funds shall pay no fee or other compensation to the Company under this Agreement, except that if the Funds adopt and implement a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Funds may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Funds in writing.

         5.2. All expenses incident to performance by the Funds under this Agreement shall be paid by the Funds. The Funds shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Funds, in accordance with applicable state laws prior to their sale. The Funds shall bear the expenses for the cost of registration and qualification of the Funds' shares, preparation and filing of the Funds' prospectuses and registration statements, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Funds' shares. The Funds shall bear the expenses of distributing the Funds' proxy materials and reports to existing Contract owners. The Funds shall also bear the expense of printing the Funds' prospectuses which is delivered to existing Contract owners

         5.3. The Company shall bear the expense of distributing all prospectuses and reports to shareholders (whether for existing Contract owners or prospective Contract owners). The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Funds are named.

ARTICLE VI.  Qualification

         The Funds represent and warrant that they are or will be qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code,") and that they will maintain such qualification (under Subchapter M or any successor or similar provisions) and that they will notify the Company promptlyupon having a reasonable basis for believing that they has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII.  Indemnification

         7.1. Indemnification by the Company

                  (a) The Company agrees to indemnify and hold harmless each of the Funds, the Underwriter and the Adviser and each of its trustees/directors and officers, and each person, if any, who controls the Funds, the Underwriter or Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Funds, the Underwriter or the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                           (i) arise out of or are based upon any untrue
                  statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Underwriter for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

                           (ii) arise out of or as a result of material
                  statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Funds not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts, or

                           (iii) arise out of any untrue statement or alleged
                  untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Funds or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Funds by or on behalf of the Company; or

                           (iv) arise as a result of any material failure by the
                  Company to provide the services and furnish the materials under the terms of this Agreement; or

                           (v) arise out of or result from any material breach
                  of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

                  (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

                  (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Funds.

         7.2. Indemnification by the Underwriter

                  (a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                           (i) arise out of or are based upon any untrue
                  statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Funds by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Funds or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                           (ii) arise out of or as a result of material
                  statements or representations by or on behalf of the Funds or the Underwriter (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Funds or the Underwriter) or wrongful conduct of the Underwriter or the Funds with respect to the sale or distribution of the Contracts or Fund shares; or

                           (iii) arise out of any untrue statement or alleged
                  untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter or the Funds; or

                           (iv) arise as a result of any material failure by the
                  Funds or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

                           (v) arise out of or result from any material breach
                  of any representation and/or warranty made by or on behalf of the Underwriter or the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Underwriter or the Funds;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

                  (b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                  (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  (d) The Indemnified Party agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII.  Applicable Law

         8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

ARTICLE IX.  Termination

         9.1. This Agreement shall continue in full force and effect until the first to occur of:

                  (a) termination by any party, for any reason with respect to some or all Funds, by six (6) months advance written notice delivered to the other parties; or

                  (b) termination by the Company by written notice to the other parties based upon the Company's determination that shares of the Funds are not reasonably available to meet the requirements of the Contracts; or

                  (c) termination by the Company by written notice to the other parties in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d) termination by either the Funds, the Underwriter or Adviser in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Funds' shares; provided, however, that the Funds, the Underwriter or Adviser determines in their sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                  (e) termination by the Company in the event that formal administrative proceedings are instituted against the Funds, the Underwriter or Adviser by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Funds, the Underwriter or Adviser to perform its obligations under this Agreement; or

                  (f) termination by the Company by written notice to the other parties in the event that any Fund ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that any such Fund may fail to so qualify or comply; or

                  (g) termination by either the Funds, the Underwriter or the Adviser by written notice to the other parties, if either one or all the Funds, the Underwriter and the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (h) termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Funds, the Underwriter or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Funds, the Underwriter and Adviser of the date of substitution.

         9.2. Notwithstanding any termination of this Agreement, the Funds shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Funds. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

         9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Company:              Security Benefit Life Insurance Company
                                         Attention General Counsel
                                         700 SW Harrison
                                         Topeka, Kansas 66636 - 0001
                                         Facsimile:  (785) 431-3080

         If to the Fund:                 Van Kampen Investments Inc.
                                         Attention: General Counsel
                                         1 Parkview Plaza
                                         Oakbrook Terrace, Illinois 60181
                                         Facsimile:  (630) 684-6124

         If to Adviser:                  Van Kampen Asset Management Inc.
                                         Attention: General Counsel
                                         1 Parkview Plaza
                                         Oakbrook Terrace, Illinois 60181
                                         Facsimile:  (630) 684-6124

         If to Underwriter:              Van Kampen Funds Inc.
                                         Attention: General Counsel
                                         1 Parkview Plaza
                                         Oakbrook Terrace, Illinois 60181
                                         Facsimile:  (630) 684-6124


ARTICLE XI.  Miscellaneous

         11.1. All persons dealing with the Funds must look solely to the property of the respective Fund listed on Schedule B hereto as though each such Fund had separately contracted with the Company, the Underwriter and the Adviser for the enforcement of any claims against the Funds. The parties agree that neither the Boards, officers, agents or shareholders of the Funds assume any personal liability or responsibility for obligations entered into by or on behalf of the Funds.

         11.2. Each party acknowledges that the identities of the other party's customers, information maintained by such other party regarding those customers, and all computer programs and procedures developed by the other party or the other party's affiliated persons, as that term is defined in the 1940 Act, or agents in connection with the other party's performance of its duties constitute the valuable property of the other party. Each party agrees that should it or its affiliated person or agent come into possession of any list or compilation of the identities of or other information about the other party's customers, or any other property of such party, pursuant to this Agreement, the party who acquired the information or property, or whose affiliated person or agent acquired the information or property, shall use its best efforts to hold, or cause its affiliated person or agent to hold, the information or property in confidence and refrain from using, disclosing or distributing any of the information or other property, except with the other party's prior written consent or as required by law or judicial process.

         11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

         11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under applicable state and federal laws.

         11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         11.9 This agreement constitutes the entire agreement between the parties and supersedes any prior agreement with respect to the subject matter whether oral or written.

         11.10 Except as otherwise provided, neither this agreement nor any rights or obligations may be assigned by any party without the written consent of the other parties.

         11.11 This agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life
Insurance Company                               By its authorized officer

                                                By:
                                                      --------------------------

                                                Title:
                                                      --------------------------

Van Kampen Equity Income Fund                   By its authorized officer

                                                By:
                                                      --------------------------

                                                Title:
                                                      --------------------------

Van Kampen Comstock Fund                        By its authorized officer

                                                By:
                                                      --------------------------

                                                Title:
                                                      --------------------------

Van Kampen Equity Trust                         By its authorized officer

                                                By:
                                                      --------------------------

                                                Title:
                                                      --------------------------

Van Kampen Asset Management, Inc.               By its authorized officer

                                                By:
                                                      --------------------------

                                                Title:
                                                      --------------------------

Van Kampen Funds, Inc.                          By its authorized officer

                                                By:
                                                      --------------------------

                                                Title:
                                                      --------------------------

                                                                    July 1, 2001



                                   SCHEDULE A



              ACCOUNT(S)                              CONTRACT(S)
SBL VARIABLE ANNUITY ACCOUNT XIV                      V6029

                                                                    July 1, 2001


                                   SCHEDULE B

   Funds

1. Van Kampen Equity Income Fund

2. Van Kampen Comstock Fund

3. Van Kampen Equity Trust

     a.  Van Kampen Aggressive Growth Fund

                                 FIRST AMENDMENT

                                       TO

                             PARTICIPATION AGREEMENT

         THIS AMENDMENT, dated as of June 29, 2007, entered into by and among Security Benefit Life Insurance Company (the "Company"), Van Kampen Equity and Income Fund, Van Kampen Comstock Fund and Van Kampen Equity Trust (each a "Fund" and collectively the "Funds"), Van Kampen Funds Inc, ("Underwriter") and V an Kampen Asset Management Inc. ("Adviser"), modifies the Participation Agreement, dated as of July 1,2001, by and among the Company, the Funds, Underwriter and Adviser (the "Agreement"), Capitalized terms used, but not defined, herein shall have the same meanings as ascribed to them in the Agreement

WITNESSETH:

         WHEREAS, pursuant to the Agreement, Company currently purchases shares in the Funds listed on Schedule B thereto on behalf of the Account listed on Schedule A thereto in order to fund the Contract listed on Schedule A;

WHEREAS, the parties desire to add an Account and Contract to Schedule A; and

        WHEREAS, the Funds, the Underwriter and the Adviser desire to update the address information that is set forth in Article X of the Agreement.

        NOW THEREFORE, in consideration of their mutual promises, the parties agree to amend the Agreement as follows:

         1. ADDITION OF ACCOUNT AND CONTRACT. Schedule A to the Agreement is hereby deleted, in its entirety, and replaced with new Schedule A attached hereto for the purpose of adding a new Account and Contract to the Agreement,

         2. REVISED ADDRESSES The information provided for the Funds, Adviser and Underwriter in Artic1e X of the Agreement is hereby deleted, in its entirety, and replaced with the following:

                        If to the Funds, Adviser or Underwriter:

                                Van Kampen Investments Inc.

                                522 Fifth Avenue

                                New York, NY 10036

                                Attn: General Counsel

3. FURTHER AMENDMENTS. The modifications made by the Amendment shall apply to the Agreement only, and shall not be construed to modify any separate agreements between the parties.

4. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms covenants and conditions of the Agreement shall continue to be in full force and effect without change.

5. HEADINGS. The headings of the sections or other subdivisions of this Amendment are for convenience of reference only and shall not affect the meaning, construction, operation or effect of the terms hereof or otherwise be considered in the interpretation of this Amendment or the Agreement.

6. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.



                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by duly authorized officers and such Amendment shall become effective as of the date first above written

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:    /s/ Thomas A. Swank
       -----------------------------------------------------------

Name:  Thomas A. Swank
       -----------------------------------------------------------

Title: Senior VP, Chief Operating Officer
       -----------------------------------------------------------

Date:  7/5/07
       -----------------------------------------------------------

ON BEHALF OF THE FUNDS:



By:    /s/ Ronald E. Robison
       -----------------------------------------------------------

Name:  Ronald E. Robison
       -----------------------------------------------------------

As:    President & Principal Executive Officer of each Fund, on
       behalf of each Fund
       -----------------------------------------------------------

Date:
       -----------------------------------------------------------



       VAN KAMPEN FUNDS, INC.

By:    /s/ Michael P Kiley
       -----------------------------------------------------------

Name:  Michael P Kiley
       -----------------------------------------------------------

Title: President and Chief Executive Officer
       -----------------------------------------------------------

Date:  July 25, 2007
       -----------------------------------------------------------



       VAN KAMPEN ASSET MANAGEMENT

By:    /s/ Edward C. Wood
       -----------------------------------------------------------

Name:  Edward C Wood
       -----------------------------------------------------------

Title: Managing Director
       -----------------------------------------------------------

Date:  July 27, 2007
       -----------------------------------------------------------

                                   SCHEDULE A





                 ACCOUNT(S)                             CONTRACT(S)

       SBL Variable Annuity Account XIV                 V6029

       SBL Variable Annuity Account XV                  V6323